Exhibit 10.19.2

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

SERVICE SCHEDULE NO. 5
*** AGREEMENT FOR ALL OCEAN FREIGHT SERVICES
This Service Schedule No. 5 for ocean freight services (“Service Schedule”) is entered into this 16th day of August, 2013, (the “Effective Date”) and is attached to and made part of that certain Master Services Agreement dated April 1st, 2010, (the “MSA”) by and between Logistics Provider, as defined below, and Endo Pharmaceutical Inc. (“Customer”). Terms not defined in this Service Schedule shall have the meaning set forth in the MSA. In the event of any inconsistency or conflict between this Service Schedule and the MSA or any Incorporated Document or terms, this Service Schedule shall control. Terms and conditions of Customer transportation documents, including, without limitation, all of Customer’s and its carriers’ and their agents’ bills of lading, invoices, purchase orders and packing slips, will not apply to any ocean freight services provided by Logistics Provider hereunder.
1.Provision of Services and Liability. Ocean freight services hereunder shall be performed by one or more of the following affiliate companies (collectively, “Logistics Provider”)
•UPS Ocean Freight Services, Inc.
•UPS Asia Group Pte. Ltd.
•UPS Europe SA
•UPS Europe SPRL
•UPS Supply Chain Solutions, Inc.
•UPS Cartage Services, Inc.
Logistics Provider’s ocean freight services shall be performed pursuant to Logistics Provider’s multimodal carriage terms (“Multimodal Carriage Terms”) and Logistics Provider’s forwarding agent terms (“Forwarding Agent Terms”), which shall respectively govern the liability of Logistics Provider as applicable, except as amended herein or as inconsistent with any term or provision herein. The Multimodal Carriage Terms may be viewed and/or retrieved online at [http://www.ups-scs.com/tools/terms/ofs_tc.pdf] and are also available in print upon request. The Forwarding Agent Terms can be viewed and/or retrieved online at [http://www.ups-scs.com/tools/terms/FF_Customs_Brokerage_TC.pdf] and are also available in print upon request. Customer warrants it has retrieved, reviewed and agrees to be bound by the Multimodal Carriage Terms and Forwarding Agent Terms, except as modified herein or as inconsistent with any term or provision herein. The Multimodal Carriage Terms and Forwarding Agent Terms are incorporated herein by reference as though set forth in full, and shall apply respectively to the ocean freight services performed pursuant to this Service Schedule as follows:
(A)During periods of carrier services by Logistics Provider, as memorialized by a Logistics Provider waybill carriage receipt, the Multimodal Carriage Terms shall apply and Logistics Provider shall have carrier liability subject to and as set forth therein, subject to amendments within this Service Schedule. Notwithstanding any provision in the Multimodal Carriage Terms to the contrary, and the Multimodal Carriage Terms are hereby expressly amended, so that Logistics Provider’s liability during periods of carrier services as memorialized by a Logistics Provider waybill carriage receipt shall be as follows:

(i)
Subject to the ***, for loss or damage occurring during periods of ocean carriage, as defined as the time from when ***, Logistic Provider’s liability shall be USD *** United States dollars) per affected package, or in case of goods not shipped in packages, per affected customary freight unit.

(ii)
Subject to the ***, for loss or damage occurring during any other portion of carriage, to specifically include surface carriage, Logistic Provider’s liability shall be the lesser of USD *** United States dollars) per affected package or USD *** per pound of affected cargo.

(iii)
Subject to the ***, Customer may avoid the liability limitations of l(A)(i) and 1(A)(ii) by *** with Logistics Provider in writing on a per-shipment basis, prior to shipment, and *** as applicable. ***, if applicable, shall be memorialized on the waybill carriage receipt.

Exhibit 10.19.2

Confidential & Proprietary

(iv)
*** Notwithstanding any other term between Logistics Provider and Customer, Logistic Provider’s liability for carriage, however arising, shall *** of Customer’s cargo. Any value declared by Customer for carriage for any shipment hereunder which value ***. Logistics Provider’s liability for carriage shall therefore be the ***.

Notwithstanding any provision in the Multimodal Carriage Terms to the contrary, and notwithstanding any reference in any term between Logistics Provider and Customer ***, the Multimodal Carriage Terms are hereby further expressly amended, so that Customer and Logistics Provider hereby agree and mutually intend that Logistics Provider’s carrier services for Customer, as memorialized under a Logistics Provider waybill carriage receipt, ***. Customer and Logistics Provider specifically agree this Service Schedule shall *** of this Service Schedule. As such, waybill carriage receipts issued by Logistics Provider shall be deemed non-negotiable ***, notwithstanding any reference thereon or therein to ‘‘bill of lading” or negotiability.
In the event of loss, damage or delay to Customer’s cargo during periods of carrier services by Logistics Provider and while onboard a vessel, and the vessel owner or demise charterer initiates limitation proceedings, then claims or suits may only be brought against that Vessel owner or demise charterer. In all other circumstances of carrier services by Logistics Provider, claims or suits may be brought only against Logistics Provider. The respective liability limitations and liability cap provided in this section l(A) shall constitute the total and collective recovery rights of Customer as against Logistics Provider and Logistics Provider’s direct and indirect agents, subcontractors and servants as well as their respective servants and agents to the extent participating in the performance of carriage. The benefits inuring to Logistics Provider under this section l(A) shall equally inure to the benefit of Logistics Provider’s direct and indirect agents, subcontractors, servants and their respective servants and agents to the extent participating in the performance of carriage.
(B)Where the carriage service under a Logistics Provider waybill carriage receipt commences or terminates by its own terms at a terminal, port or container freight station, any arrangements for pre-carriage or on-carriage made by Logistics Provider with a third-party surface carrier shall be deemed an “ocean freight service” subject to this Service Schedule and are made by Logistics Provider on Customer’s behalf in Logistics Providers limited capacity as agent and surface transportation broker, and the Forwarding Agent Terms shall apply and Logistics Provider’s liability shall be subject to and limited as set forth therein. In the event Logistics Provider performs surface carriage or is for any other reason found to be liable as a carrier with respect to surface transportation, such surface transportation shall be deemed an “ocean freight service” subject to this Service Schedule and Logistics Provider’s liability shall be subject to and limited as set forth in l(A)(ii) above, notwithstanding that the waybill carriage receipt ends by its own terms at a terminal, port or container freight station.
(C)Where Logistics Provider issues no waybill carriage receipt but only arranges transportation on Customer’s behalf as agent, Logistics Provider does so in its limited capacity as Ocean Freight Forwarder, and the Forwarding Agent Terms shall apply and Logistics Provider’s liability shall be subject to and limited as set forth therein. In the event Logistics Provider is nevertheless for any reason found liable as a carrier, Logistics Provider’s liability shall be subject to and as set forth in section l(A) above, notwithstanding that Logistics Provider issues no waybill carriage receipt.

Exhibit 10.19.2

Confidential & Proprietary

(D)In the event Logistics Provider provides non-carrier services ancillary to transportation, such as but not limited to customs brokerage, packing, temperature care services, agency services or any other non-carrier service, the Forwarding Agent Terms shall apply and Logistics Provider’s liability shall be subject to and as set forth therein.
2.Packaging Warranty. Customer warrants all ocean containers tendered to Logistics Provider shall be exclusively stowed with palletized cargoes and in no event shall the number of pallets per container exceed ***. Customer and Logistics Provider agree that the package and customary freight unit for purposes of calculating the liability of Logistics Provider shall be the ***.
3.Term. The initial term of this Service Schedule shall commence on the Effective Date and shall continue up to and including August 16, 2014 (“Initial Term”), unless earlier terminated in accordance with the MSA. Thereafter, this Service Schedule will automatically renew for successive one-year renewal terms. Any Party may terminate this Service Schedule during the Initial Term or any renewal term for any reason or no reason, without penalty, on thirty (30) days prior written notice. Notwithstanding the foregoing, in the event that Logistics Provider continues to provide the ocean freight services to Customer following the expiration or termination of this Service Schedule, and the Parties fail to enter into a written extension of this Service Schedule, then this Service Schedule shall remain in effect on a month-to-month basis after the expiration or termination date until terminated in writing by any Party upon thirty (30) days prior written notice, provided, that fees and rates applicable to ocean freight services may be adjusted by the Logistics Provider.
4.Fees and Payment.
(A)Fees. ***.
(B)Payments. Customer’s failure to pay any amounts when due, which failure remains uncured for a period of *** after written notice thereof, will result in Logistics Provider’s right to do any or all of the following: ***.
5.Designated Person. Customer shall provide to Logistics Provider the name, address, phone number, fax number and e-mail address of each employee, agent or representative of Customer who is authorized to instruct the Parties with respect to the ocean freight services promptly update such information as needed. If requested by Logistics Provider, Customer will provide the foregoing information in writing. Logistics Provider shall only accept orders and instructions from such designated employees, agents and representatives, and may rely on any instructions that Logistics Provider reasonably believes have been authorized by Customer in performing the ocean freight services. Customer shall provide Logistics Provider with all documents, data, and other information required for the international transport of Goods. Failure of this obligation will be attributable to Customer for purposes of delays or impossibility in completing the ocean freight services. Customer shall indemnify, defend and hold harmless Logistics Provider with respect to any costs, fines penalties or other expenses arising directly from Customer’s furnishing of inaccurate or untimely information or noncompliance with any applicable regulatory or customs requirements.
6.Waiver of Subrogation; Indemnity of Logistics Provider. Customer warrants that its insurers have waived and shall waive for the duration of this Service Schedule all rights to claim and/or pursue legal proceedings by way of recourse and under subrogation against the Carrier ***.
7.Severability. If a provision of this Service Schedule is held to be unenforceable, the other provisions will remain in full force and effect. If possible, the offending provision will be modified to the slightest degree necessary to make it enforceable, remaining as close as possible to the parties’ original intent for the provision. If not possible, the offending provision will be stricken, but if performance or enforcement in the absence of such provision would deprive a party of any material element of its original bargain, such party may cause this Service Schedule to be terminated upon written notice to the other Party.

Exhibit 10.19.2

Confidential & Proprietary

8.Modification. The terms of this Service Schedule may not be modified by any employee or representative of either Party absent a formal writing which specifically references this Service Schedule, states the modification and is signed by the parties hereto.
9.Full Participation. Both Logistics Provider and its Customer have participated fully in the negotiation, review and creation of this Service Schedule, each with the assistance of independent legal counsel. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Service Schedule. The language in this Service Schedule shall be interpreted as to its fair intended meaning and purpose and not strictly for or against any party.
10.Notice. Any notice required or permitted to be given shall, except where specifically provided otherwise, be given in writing to the person and at the address listed below by personal delivery, UPS Next Day Air® or certified mail, return receipt requested. The date of notice shall be as follows: the date upon which such notice is so personally delivered; if by UPS Next Day Air®, the date of receipt at the designated address; or if by certified mail, the date of delivery.

To Logistics Provider	UPS Supply Chain Solutions, Inc. Contracts and Compliance Department 12380 Morris Road Alpharetta, GA 30005	with Copy to	United Parcel Service, Inc. Office of General Counsel 55 Glenlake Parkway Atlanta, GA 30328
To Customer	Endo Pharmaceutical Inc. 1400 Atwater Drive Malvern, PA 19355
IN WITNESS WHEREOF, the Parties hereto have caused this Service Schedule to be executed by their duly authorized representatives as of the Effective Date.

UPS Supply Chain Solutions, Inc. By: /s/ Steve McMichael Name: Steve McMichael Title: Director, Ocean Date: 8-27-2013	“Customer” Endo Pharmaceutical Inc. By: /s/ Kevin M. O’Brien Name: Kevin M. O’Brien Title: Senior Director, Managed Markets Date: 8/23/2013
UPS Ocean Freight Services, Inc. By: /s/ Steve McMichael Name: Steve McMichael Title: Director, Ocean Date: 8-27-2013	This Agreement may be executed by the parties in multiple original counterparts at different locations, which counterparts together shall constitute the entire agreement of the Parties.
UPS Asia Group Pte. Ltd. By: /s/ Michael Gu Name: Michael Gu Title: Director Date: 8/18/2013
UPS Europe SA By: /s/ Steve Kelly Name: Steve Kelly Title: Director, Ocean Europe Date: 8/23/2013

4